Exhibit 32.2
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Jeffrey Park, the chief executive officer of SXC Health Solutions Corp., certify that (i) the Quarterly Report on Form 10-Q of SXC Health Solutions Corp. for the quarter ended June 30, 2008 (the “Form 10-Q”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of SXC Health Solutions Corp.
/s/ Jeffrey Park
Jeffrey Park
Chief Financial Officer
August 7, 2008